Consent of Independent Registered Public Accounting Firm

iCAD, Inc.
Nashua, New Hampshire

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2023, relating to the consolidated financial statements of iCAD, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.A.

Boston, Massachusetts

July 26, 2023